EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the ordinary shares of Zai Lab Limited shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G. Each of the undersigned acknowledges that each shall be responsible for the timely filing of amendments with respect to information concerning such undersigned reporting person, and for the completeness and accuracy of the information concerning such undersigned reporting person, contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such reporting person knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 9th day of February 2021.

Advantech Capital Partners Ltd.
By:

/s/ Roger Howard Hanson
Name: Roger Howard Hanson
Title: Director

Advantech Capital L.P.
By its general partner, Advantech Capital Partners Ltd.

By:

/s/ Roger Howard Hanson
Name: Roger Howard Hanson
Title: Director

Advantech Master Investment Limited

By:

/s/ Neil Colin Gray
Name: Neil Colin Gray
Title: Director

Maxway Investment Limited

By:

/s/ Neil Colin Gray
Name: Neil Colin Gray
Title: Authorized Signatory